EXHIBIT 31.2

OFFICER’S CERTIFICATE
PURSUANT TO SECTION 302
I, Richard Shen, certify that:

1.  I have reviewed this Quarterly Report of Huiheng Medical, Inc. on Form 10-Q for the period ending June 30, 2011;

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: September 7, 2011	/s/ Richard Shen
Richard Shen
Title: Chief Financial Officer (Principal Financial Officer)